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                                                                   EXHIBIT j(2)

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Trustees and Shareholders of
AIM Investment Securities Funds:

We consent to the use of our reports on AIM High Yield Fund, AIM High Yield Fund II, AIM Income Fund, AIM Intermediate Government Fund, AIM Limited Maturity Treasury Fund, AIM Money Market Fund, and AIM Municipal Bond Fund (series of AIM Investment Securities Funds) included herein and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and "Audit Reports" in the Statements of Additional Information.

/s/ KPMG LLP
KPMG LLP


Houston, Texas
March 10, 2000